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                                                                     EXHIBIT 8.1


                [Orrick, Herrington & Sutcliffe LLP letterhead]

                                  May 29, 1998



BA Mortgage Securities, Inc.
345 Montgomery Street
Lower Level #2, Unit #8152
San Francisco, California 94104


Ladies and Gentlemen:

                 We have acted as counsel to BA Mortgage Securities, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-3 filed by the Registrant on the date hereof (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of its Mortgage Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (each, a "Pooling Agreement") by and among the Registrant, the master servicer or master servicers named therein and the trustee selected for such Series. The Certificates of each Series are to be sold as described in the Registration Statement and the prospectus and prospectus supplement relating to such Series.

                 We hereby confirm that the statements set forth under the headings "Summary of Prospectus -- Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the Prospectus, and under the headings "Summary - Federal Income Tax Consequences" and "Federal Income Tax Consequences" in the form of prospectus supplement, each forming a part of the Registration Statement, which statements have been prepared by us, constitute our opinion as to the material federal income tax consequences relating to the Certificates and are correct in all material respects.





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BA Mortgage Securities, Inc.
May 29, 1998
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                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP